

    As filed with the Securities and Exchange Commission on January 8, 1999
                                                       Registration No. 33-33177
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST- EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            SCOTT TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                     52-1297376
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                        5975 Landerbrook Drive, Suite 250
                          Mayfield Heights, Ohio 44124
          (Address of Principal Executive Offices, Including Zip Code)

                             ----------------------

       SCOTT TECHNOLOGIES, INC. 401(k) SAVING PLAN FOR SALARIED EMPLOYEES

                            (Full Title of the Plan)

                                    Copy to:

        Debra L. Kackley, Esq.                      Douglas A. Neary, Esq.
  Vice President, General Counsel and           Calfee, Halter & Griswold LLP
          Corporate Secretary                  1400 McDonald Investment Center
       Scott Technologies, Inc.                      800 Superior Avenue
   5975 Landerbrook Drive, Suite 250                Cleveland, Ohio 44114
     Mayfield Heights, Ohio 44124                       (216) 622-8200
            (440) 446-1333

 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                             ----------------------
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
                                         CALCULATION OF REGISTRATION FEE
====================================================================================================================

            Title Of
           Securities                   Amount          Proposed Maximum      Proposed Maximum        Amount Of
              To Be                      To Be         Offering Price Per    Aggregate Offering     Registration
           Registered                 Registered           Share (1)               Price                 Fee
---------------------------------- ------------------ --------------------- --------------------- ------------------
Interests In Plan ..............          (2)                  N/A                   N/A                  N/A
---------------------------------- ------------------ --------------------- --------------------- ------------------
Common Stock, par value $.10 per
share (3) ......................        109,430              $16.28              $1,781,684              $526
================================== ================== ===================== ===================== ==================

(1)  Estimated  solely for the purpose of  calculating  the amount of the  registration fee  pursuant to Rule 457 under the Securities Act of 1933.
(2)  This Amendment No. 2 to the Registration Statement of Form S-8 covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2) no additional filing fee is required with respect to the plan interests.
(3)  On December 15, 1998, Scott Technologies, Inc. amended provisions of its
     Certificate of Incorporation to eliminate the Class A Common Stock and
     Class B Common Stock and to provide for the reclassification and conversion of such classes into one class, designated "Common Stock." The 524,591 shares of Class A Common Stock and the 413,794 shares of Class B Common
     Stock previously registered on Form S-8 (Commission File No. 33-33177) have been reclassified into an aggregate of 938,385 shares of Common Stock.

         This Amendment No. 2 hereby amends Registration Statement on Form S-8 (Commission File No. 33-33177), as amended by Post-effective Amendment No. 1, dated January 17, 1996 (the "Registration Statement"), for the following purposes:

         (1) to reflect the Company's December 15, 1998 amendment of its Certificate of Incorporation that eliminated provisions relating to Class A Common Stock and Class B Common Stock, provided for a single class of new Common Stock designated "Common Stock" and provided for the reclassification and conversion of the previously issued shares of Class A Common Stock and Class B Common Stock into the newly designated Common Stock;

         (2) to reflect the change in the name of the plan from "Figgie International Inc. Supplementary Retirement Savings Plan" to "Scott Technologies, Inc. 401(k) Savings Plan for Salaried Employees" (the "Plan");

         (3) to increase the number of shares of Common Stock registered for offers and sales under the Plan from 938,385 shares of Common Stock (formerly registered 524,591 shares of Class A Common Stock and 413,794 shares of Class B Common Stock) to 1,047,815 shares of Common Stock; and

         (3)      to file an updated Power of Attorney at Exhibit 24.1.

         Pursuant to General Instruction E to Form S-8, the remaining contents of the Registration Statement are hereby incorporated by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Amendment No. 2 shall be deemed to be modified or superseded for purposes of this Amendment No. 2 to the extent that a statement contained in this Amendment No. 2 or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Amendment No. 2 modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Amendment No. 2.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Heights, State of Ohio, this 8th day of January, 1999.

                                     SCOTT TECHNOLOGIES, INC.

                                     By:  /s/ Glen W. Lindemann
                                          --------------------------------------
                                          Glen W. Lindemann,
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both of Scott Technologies, Inc., a Delaware corporation, hereby constitutes and appoints Glen W. Lindemann, Mark A. Kirk, Debra L. Kackley and Douglas A. Neary, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power, and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 8, 1999.


         Signature                                Title
         ---------                                -----


/s/ Glen W. Lindemann                  President and Chief Executive Officer
------------------------------         (Principal Executive Officer)
Glen W. Lindemann


/s/ Mark A. Kirk                       Senior Vice President and Chief Financial
------------------------------         Officer (Principal Financial Officer)
Mark A. Kirk


/s/ Robert P. Collins                  Chairman of the Board and Director
------------------------------
Robert P. Collins


/s/ John P. Reilly                     Director
------------------------------
John P. Reilly


/s/ Harrison Nesbit, II                Director
------------------------------
Harrison Nesbit, II


/s/ Frank N. Linsalata                 Director
------------------------------
Frank N. Linsalata

/s/ F. Rush McKnight                   Director
------------------------------
F. Rush McKnight


/s/ N. Colin Lind                      Director
------------------------------
N. Colin Lind

         Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on January 8, 1999.


                              SCOTT TECHNOLOGIES, INC.  401(k) SAVINGS
                              PLAN FOR SALARIED EMPLOYEES

                              By:    Wilmington Trust Company,
                                     Trustee

                                     By:    /s/ Linda Bailey
                                            -----------------------------------
                                            Linda Bailey,
                                            Senior Financial Services Officer





                                  EXHIBIT INDEX

        Exhibit Number                               Description
        --------------                               -----------

              3.1                Amended and Restated Certificate of Incorporation.              (1)

              3.1.1              Certificate of Designations, Preferences, Related               (2)
                                 Rights, Qualifications, Limitations and
                                 Restrictions of Series A Junior Participating
                                 Preferred Shares.

              3.2                Amended and Restated By-Laws of the Company.                    (3)

              4                  Rights  Agreement, dated as of December  15, 1998,              (4)
                                 between Scott Technologies, Inc. and National City
                                 Bank, as Rights Agent.

              4.1                Scott Technologies, Inc. 401(k) Savings Plan for
                                 Salaried Employees.

              4.2                Indenture, dated as of October 1, 1989, between                 (5)
                                 Figgie International Inc. (n/k/a Scott
                                 Technologies, Inc.) and Continental Bank, National
                                 Association (n/k/a State Street Trust), as
                                 Trustee, with respect to the 9.875% Senior
                                 Notes due October 1, 1999.

              4.3                Second  Supplemental  Indenture, dated as of                    (6)
                                 December 31, 1986, among Figgie International Inc.
                                 (n/k/a  Scott Technologies, Inc.) and  Marine
                                 Midland Bank, N.A., as Trustee, with respect to
                                 the 10.375% Subordinated Debentures due April 1, 1998.

              4.4                First Supplemental Indenture, dated as of July 18,              (7)
                                 1983, among Figgie  International Inc. (n/k/a Scott
                                 Technologies, Inc.), Figgie International Holdings
                                 Inc., and Marine  Midland  Bank,  N.A., as Trustee
                                 with respect to the 10-3/8% Subordinated
                                 Debentures due 1998, along with the Original
                                 Indenture dated as of April 1, 1978.

              5.1                Opinion of Calfee,  Halter & Griswold LLP regarding
                                 the validity of the securities being registered.

             23.1                Consent of Arthur Andersen LLP.


             23.2                Consent of Calfee, Halter & Griswold LLP.
                                 (Contained in Exhibit 5.1).

             24.1                Power of Attorney and related Certified Resolution.

--------------

(1)      Incorporated  herein by reference  to Exhibit 3.1 of the  Company's  Current
         Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

(2) Incorporated herein by reference to Exhibit 3.1.1 of the Company's Current Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).
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

(3)      Incorporated herein by reference to Exhibit 3.2 of the  Company's
         Current Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

(4)      Incorporated herein by reference to Exhibit 4 of the Company's Current
         Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

(5)      Incorporated herein by reference to Exhibit 4(c) to the Company's
         Annual Report on Form 10-K for the year ended December 31, 1989 (File
         No. 1-8591).

(6)      Incorporated herein by reference to Exhibit 4(c) to the Company's
         Annual Report on Form 10-K for the year ended December 31, 1986 (File
         No. 1-8591).

(7)      Incorporated herein by reference to Exhibit 3(4)(f) to the Company's
         Form 8-B filed October 19, 1983 (File No. 1-8591).

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